Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2502, 2-95495, 33-43128, and 333-08493) pertaining to Analog Devices, Inc. The Investment Partnership Plan of our report dated June 7, 2013, with respect to the financial statements and schedule of Analog Devices, Inc. The Investment Partnership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 7, 2013